Exhibit 99 A1

COMBINED STATEMENTS OF INCOME           U S WEST COMMUNICATIONS GROUP
(UNAUDITED)
                          Quarter Ended         Nine Months Ended
                           September 30,    %    September 30,   %
In millions                 1996   1995  Change   1996   1995  Change
-----------------------  --------------------------------------------
OPERATING REVENUES
 Local service            $1,208  $1,105   9.3  $3,532  $3,231   9.3
 Interstate access           606     594   2.0   1,854   1,774   4.5
 Intrastate access           192     186   3.2     571     558   2.3
 Long-distance network       272     298  (8.7)    840     891  (5.7)
 Other services              237     206  15.0     683     591  15.6
                         ----------------      ----------------
Total operating revenue    2,515   2,389   5.3   7,480   7,045   6.2
                         ----------------      ----------------
OPERATING EXPENSES
 Employee-related            900     835   7.8   2,688   2,479   8.4
 Other operating             402     404  (0.5)  1,177   1,099   7.1
 Taxes other than
  income taxes                94      95  (1.1)    291     306  (4.9)
 Depreciation & amort        545     513   6.2   1,580   1,514   4.4
                         ----------------      ----------------
Total operating expenses   1,941   1,847   5.1   5,736   5,398   6.3
                         ----------------      ----------------
Income from operations       574     542   5.9   1,744   1,647   5.9

Interest expense             111     108   2.8     332     315   5.4
Gains on sales of rural
 telephone exchanges           2      34 (94.1)     51     112 (54.5)
Other expense - net           10      14 (28.6)     22      30 (26.7)
                         ----------------      ----------------
Income before inc taxes,
 extd item & cum effect
 of chg in acctg princ       455     454   0.2   1,441   1,414   1.9
Income tax provision         169     162   4.3     537     514   4.5
                         ----------------      ----------------
Income before extd
 item & cum effect of
 chg in acctg princ          286     292  (2.1)    904     900   0.4

Extraordinary item:
 Early extinguishment
 of debt, net of tax          -       (5)   -       -       (5)   -
                         ----------------      ----------------
Income before cum effect
 of chg in acctg princ       286     287  (0.3)    904     895   1.0

Cum effect of chg in
 acctg princ, net of tax      -       -     -       34      -     -
                         ----------------      ----------------
NET INCOME                  $286    $287  (0.3)   $938    $895   4.8
                         ================      ================



                                  5



COMBINED STATEMENTS OF INCOME           U S WEST COMMUNICATIONS GROUP
(UNAUDITED)
                           Quarter Ended        Nine Months Ended
In millions, except        September 30,   %    September 30,     %
per share amounts          1996    1995  Change  1996    1995  Change
-------------------------------- ------- ------------- ------- ------
Average common shares
 outstanding (#1)          478.4   471.2   1.5   476.7   470.1   1.4
                         ================      ================

Earnings per common
 share: (1)<F1>
Income before extraordi-
 nary item & cumulative
 effect of change in
 accounting principle      $0.60   $0.62  (3.2)  $1.90   $1.91  (0.5)
Extraordinary item           -     (0.01)   -      -     (0.01)   -
Cumulative effect of
 change in accounting
 principle                   -       -      -     0.07     -      -
                         ----------------      ----------------
Earnings per
 common share              $0.60   $0.61  (1.6)  $1.97   $1.90   3.7
                         ================      ================

<F1>

1: Effective November 1, 1995, each share of U S WEST, Inc.
common stock was converted into one share each of U S WEST Communi-cations Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 have been presented on a pro forma basis to reflect the two classes of stock as if they were outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.



                                  6